Stock Purchase Agreement

                             among

              Zurich Payroll Operations Limited,

              Computer Outsourcing Services, Inc.

                      Daton Pay USA, Inc.

                  Pay USA of New Jersey, Inc.

                          NEDS, Inc.

                              and

                         Key-ACA, Inc.











Dated As Of:  December 19, 1997

                       TABLE OF CONTENTS




Article I                                                       4


Definitions                                                     4
     1.01.  Definitions                                         4
     1.02.  Defined Terms                                       8


Article II                                                      8


Purchase and Sale of Shares                                     8
     2.01.  Purchase and Sale of Shares                         8
     2.02.  The Closing                                         9
     2.03.  Purchase Price Adjustment Amount                    9


Article III                                                    11


Conditions to Closing                                          11
     3.01.  Conditions to Buyer's Obligation                   11
     3.02.  Conditions to the Sellers' Obligations             14


Article IV                                                     15


Seller Representations and Warranties                          15
     4.01.  Organization and Corporate Power                   15
     4.02.  Subsidiaries                                       16
     4.03.  Authorization; No Breach; Valid and Binding
          Agreement                                            16
     4.04.  Capital Stock                                      17
     4.05.  Financial Statements; No Undisclosed Material
          Liabilities                                          18
     4.06.  Absence of Certain Developments                    18
     4.07.  Title to Properties                                20
     4.08.  Tax Matters                                        21
     4.09.  Contracts and Commitments                          22
     4.10.  Intellectual Property                              23
     4.11.  Litigation                                         24
     4.12.  Brokerage                                          24
     4.13.  Governmental Consents                              24
     4.14.  Employee Benefit Plans                             25
     4.15.  Insurance                                          26
     4.16.  Compliance with Laws                               27
     4.17.  Environmental Compliance                           27
     4.18.  Employee and Labor Relations                       27
     4.19.  Accounts; Safe Deposit Boxes; Powers of
          Attorney; Officers and Directors                     28
     4.20.  Effect of Transaction                              28
     4.21.  Transactions with Affiliates                       28
     4.22.  Customers                                          28
     4.23.  Year 2000                                          29
     4.24.  Software                                           29
     4.25.  Customer Accounts Receivable                       29
     4.26.  Salaries of Officers and Directors                 29
     4.27.  Daton Tax Penalty                                  29
     4.28.  Disclosure                                         29


Article V                                                      30


Buyer Representations and Warranties                           30
     5.01.  Organization and Corporate Power                   30
     5.02.  Authorization                                      30
     5.03.  No Breach                                          30
     5.04.  Governmental Consents                              30
     5.05.  Brokerage                                          30
     5.06.  Investment Representation                          31


Article VI                                                     31


Covenants of the Companies and Seller                          31
     6.01.  Conduct of the Business                            31
     6.02.  Access to Books and Records                        31
     6.03.  Notification                                       32
     6.04.  Regulatory Filings                                 32
     6.05.  Conditions                                         32
     6.06.  Resignations                                       32
     6.07.  Other Transactions                                 33
     6.08.  Noncompetition and Confidentiality                 33
     6.09.  Releases; Prior Compensation                       34
     6.10.  Leases                                             35
     6.11.  Transition Support                                 35
     6.12. Employee Bonuses                                    35
     6.13. Sublease of Jacom Equipment                         35
     6.14. Transfer of Tax Trust Accounts to Buyer             35
     6.15. Receipt by Seller of Funds Payable to the
          Companies                                            36


Article VII                                                    36


Covenants of Buyer                                             36
     7.01.  Access to Books and Records Relating to Taxes      36
     7.02.  Regulatory Filings                                 36
     7.03.  Conditions                                         36
     7.04.  Employee Bonuses                                   36
     7.05.  Leases                                             36


Article VIII                                                   37


Termination                                                    37
     8.01.  Termination                                        37
     8.02. Effect of Termination                               37


Article IX                                                     38


Additional Covenants                                           38
     9.01.  Survival                                           38
     9.02.  Indemnification                                    38
     9.03. Tax Matters                                         40
     9.04.  Further Assurances                                 42
     9.05.  Records                                            42


Article XI                                                     43


Miscellaneous                                                  43
     10.01.  Press Releases and Communications                 43
     10.02.  Expenses                                          43
     10.03.  Notices                                           43
     10.04.  Assignment                                        44
     10.05.  Severability                                      44
     10.06.  Amendment and Waiver                              44
     10.07.  Complete Agreement                                44
     10.08.  Counterparts                                      45
     10.09.  Governing Law                                     45
     10.10.  No Third-Party Beneficiaries                      45
     10.11.  Interpretation                                    45
     10.12. Acknowledgment                                     45
     10.13.  Consent to Jurisdiction                           45
     10.14.  Waiver of Jury Trial                              46
                                                     Exhibit 10






          Stock  Purchase  Agreement,  dated  as   of
          December  19,  1997, among  Zurich  Payroll
          Operations  Limited, a Delaware corporation
          ("Buyer"),  Computer Outsourcing  Services,
          Inc.,  a  New  York corporation ("Seller"),
          Daton   Pay   USA,   Inc.,   a   California
          corporation  ("Daton"),  Pay  USA  of   New
          Jersey, Inc., a New York corporation  ("Pay
          USA"),  NEDS, Inc., a New York  corporation
          ("NEDS") and Key-ACA, Inc., a New York corporation ("Key-ACA," and together with
          Daton, Pay USA and NEDS, the "Companies").

                         Introduction

          Daton, Pay USA, NEDS and Key-ACA each own and operate a payroll service business located in California, New York, Rhode Island and Massachusetts, respectively. Seller desires to sell all of the issued and outstanding shares of capital stock of the Companies (the "Shares"), and Buyer desires to purchase the Shares, upon the terms and subject to the conditions set forth herein.

          The parties hereto agree as follows:


                           Article I

                          Definitions

          1.01. Definitions. (a) The following terms, as used this Agreement, shall have the following meanings:

          "Affiliate"  means,  with respect  to  any  specified
Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Code" means the Internal Revenue Code of 1986.

          "Contract" means any agreement, note, bond, arrangement, understanding, lease, license, option, indenture, mortgage, deed of trust, plan, commitment or instrument.

          "ERISA" means the Employee Retirement Income Security
Act of 1974.

          "GAAP" means generally accepted accounting principles.

          "Governmental Entity" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          "Intellectual Property" means patents, patent applications, trademarks (registered or unregistered) and service marks (and any applications or registrations therefor), trade secrets, trade names, corporate names, copyrights, copyright registrations (and any applications therefor), know-how, inventions and other intellectual property and proprietary rights, whether or not subject to statutory registration or protection or other similar type of proprietary intellectual property right.

          "Knowledge of Seller" means the knowledge of any employee, officer, director or Affiliate of Seller, such persons having made diligent inquiry as to the representations, warranties and schedules given to Buyer in this Agreement.

          "Material Adverse Effect" means a material adverse effect upon the business, assets, operations, properties, financial position, results of operations, prospects or liabilities of the Companies, taken as a whole, or any adverse effect upon the consummation of this Agreement or any of the transactions contemplated hereby.

          "Net Interdivisional Payables" means the accounts payable on the books and records of the Companies in favor of Seller or any of its Affiliates (other than the Companies), net of any accounts receivable from Seller or any of its Affiliates (other than the Companies) on the books and records of the Companies.

          "Person" means an individual, a partnership, a limited liability company, a limited liability partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity or organization, domestic or foreign (including a Governmental Entity).

          "Security Interests" means mortgages, liens, security
interests,   encumbrances,  leases,   assignments,   subleases,
easements,   covenants,   rights-of-way   or   other    similar
restrictions of any nature whatsoever.

          "Software" means all electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, input data, routines, data bases, report layouts, formats, record file layouts, diagrams, functional specifications, narrative descriptions, flow charts and other related material developed for any of the Companies or used, licensed, leased or owned, directly or indirectly, by, on behalf of or for the account of the Companies.

          "Tax" or "Taxes" means any Federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, estimated, payroll, employment, environmental, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum or other tax, assessment, duty or similar charge of any kind, including any interest, penalty or addition thereto, whether disputed or not.

          "Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "Taxing Authority" means any governmental or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

          "Transition Support Services Agreement" means the agreement, dated the date hereof, between Seller and Buyer substantially in the form of Exhibit A.


          (b) Each of the following terms is defined in the Section set forth opposite such term:

        Term                               Section

        Buyer Note                       2.01(b)(ii)
      Cash Portion of the Initial        2.02(b)(ii)
        Purchase Price Amount
        Closing                          2.02(a)
        Closing Date                     2.02(a)
        Competitive Activities           6.08(a)
        Daton Lease                      3.01(j)(ix)
        Daton Merger Agreement           4.05(c)
        Deferred Compensation            3.01(g)
        Obligations
        Elections                        9.03(a)
        Employment Agreements            3.01(g)
        Estimated Purchase Price Amount  2.01(b)
        Indemnified Party                9.02(e)
        Indemnifying Party               9.02(e)
        Independent Accounting Firm      2.03(b)
        Initial Purchase Price Amount    2.01(c)
        IRS                              4.08
        Key-ACA Asset Purchase           3.01(j)(xv)
        Agreement
        Latest Balance Sheet             4.05(a)
        Leases                           6.10
        Listed Contracts                 4.09(a)
        Losses                           9.02(a)
        NEDS Merger Agreement            3.01(j)(xiv
                                         )
        Notice                           9.02(e)
        Notice of Disagreement           2.03(a)
        Olympus                          3.01(j)(ix)
        Payroll Revenues                 2.03(f)
        Payroll Revenues Adjustment      2.03(e)
        Amount
        Pension Plan                     4.14(b)
        Plan                             4.14(a)
        Purchase Price                   2.01(b)
        Purchase Price Adjustment        2.03(c)
        Amount
        Rights                           3.01(g)
        Section 338 Forms                9.03(a)
        Shareholders' Equity             2.03(d)
        Statement                        2.03(a)
        Target Amount                    2.03(c)
        Tax Trust Accounts               2.03(f)
        Third Party Claim                9.02(e)
        Total Assets                     2.03(d)
        Total Liabilities                2.03(d)


          1.02.       Defined  Terms.   (a)   Unless  otherwise
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time.

          (b) All references in this Agreement to "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement and not to any particular Article, Section or other subdivision.

          (c) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          (d) All references to "including" in this Agreement shall mean including without limitation.

          (e) A reference to a law in this Agreement includes any amendment or modification to such law and any rules or regulations issued thereunder.

          (f) A reference to a Person in this Agreement includes its successors and permitted assigns (if any).



                          Article II

                  Purchase and Sale of Shares

          2.01. Purchase and Sale of Shares. (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of the Shares.

          (b) The purchase price for the Shares, the noncompetition covenant set forth in Section 6.08 and the customer lists shall be an amount equal to $14,400,000 (the "Estimated Purchase Price Amount"), as adjusted in accordance with Section 2.03(c), which amount, as so adjusted, shall be referred to herein as the "Purchase Price".

          (c)            The Purchase Price shall be payable as follows:
(i) $12,900,000 (the "Initial Purchase Price Amount") shall be payable by Buyer at the Closing as set forth in Section 2.02(b) and (ii) the balance of the Purchase Price, if any, shall be payable as set forth in Section 2.03.

          (d)            The Purchase Price shall be allocated as
follows:   $1,440,000 as consideration for  the  noncompetition
covenant set forth in Section 6.08, $7,200,000 as consideration for the customer lists and the remainder of the Purchase Price as consideration for the Shares.

          2.02. The Closing. (a) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York, at 10:00 a.m. on December 19, 1997, or if the conditions to the Closing set forth in Article III shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied. The date and time the Closing occurs is herein referred to as the "Closing Date".

          (b)  At the Closing:

          (i) Seller shall deliver to Buyer stock certificates representing all the Shares in each case duly endorsed in blank or accompanied by duly executed stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if applicable, affixed.

          (ii) Buyer shall deliver to Seller (A) by wire transfer of immediately available funds to such bank account designated in writing by Seller to Buyer at least two business days prior to the Closing Date $12,150,000 (the "Cash Portion of the Initial Purchase Price Amount"), and (B) a promissory note, substantially in the form of Exhibit B hereto, bearing a principal amount of $750,000 (the "Buyer Note").

          (iii) Buyer, Seller and the Companies shall make such other deliveries as are required by and in accordance with
     Article III hereof.

          2.03.     Purchase Price Adjustment Amount.

          (a) By May 15, 1998, Buyer shall prepare and deliver to Seller a statement (the "Statement"), setting forth Shareholders' Equity, Payroll Revenues for each of the fiscal quarters ending December 31, 1997 and March 31, 1998 and the Purchase Price Adjustment Amount; provided, however, that Buyer shall use its best efforts to provide notice of Shareholders' Equity to Seller by March 31, 1998. The Statement shall become final and binding upon the parties on the 60th day following delivery thereof, unless Seller gives effective written notice of its disagreement with the Statement (the "Notice of Disagreement") to Buyer prior to such date. During the 60-day period following receipt of the Statement by Seller, Seller shall be permitted to review the working papers of Buyer relating to the Statement. To be effective, a Notice of Disagreement must (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) set forth a single proposed Purchase Price Adjustment Amount. If a Notice of Disagreement is received by Buyer in a timely manner, then the Statement (as revised in accordance with clauses (A) or (B) below) shall become final and binding upon Seller and Buyer on the earlier of (A) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Accounting Firm.

          (b) During the 60-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences to the matters specified in the Notice of Disagreement. During such period, Buyer shall have access to the working papers of Seller prepared in connection with the Notice of Disagreement. At the end of such 60-day period, Seller and Buyer shall submit to an independent accounting firm (the "Independent Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Independent Accounting Firm shall be a nationally recognized "Big Four" accounting firm as shall be agreed upon by Seller and Buyer in writing. Seller and Buyer shall use all reasonable efforts to cause the Independent Accounting Firm to render a decision resolving the matters submitted to the Independent Accounting Firm within 30 days following submission. Seller and Buyer agree that judgment may be entered upon the determination of the Independent Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of the process of rendering a decision on the matters submitted to the Independent Accounting Firm (including the fees and expenses of the Independent Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 2.03(b) shall be borne by the party whose Purchase Price Adjustment
Amount, as set forth in the Statement or the Notice of Disagreement, as the case may be, is furthest from the Purchase Price Adjustment Amount as determined by the Independent Accounting Firm.

          (c) (i) If Shareholders' Equity exceeds $6,007,127 (the "Target Amount") by more than ten percent, then the total amount by which Shareholders' Equity exceeds the Target Amount shall be deducted from the Payroll Revenues Adjustment Amount. If the Target Amount exceeds Shareholders' Equity by more than ten percent, then the total amount by which the Target Amount exceeds Shareholders' Equity shall be added to the Payroll Revenues Adjustment Amount. The Payroll Revenues Adjustment Amount as so adjusted in accordance with this Section 2.03(c) shall be referred to herein as the "Purchase Price Adjustment Amount." If the Purchase Price Adjustment Amount is zero or greater, the excess of the Estimated Purchase Price Amount over the Purchase Price Adjustment Amount shall be the Purchase
Price.   If  the Purchase Price Adjustment Amount is less  than
zero, the sum of the Estimated Purchase Price Amount and the Purchase Price Adjustment Amount (expressed as a positive number) shall be the Purchase Price. Notwithstanding anything to the contrary in this Article II, in no event shall the
Purchase   Price  be  less  than  $12,900,000  or   more   than
$14,500,000.

          (ii) If, at any time after the delivery of the Notice of Disagreement, Seller or Buyer have agreed to an amount certain owing to Seller pursuant to the provisions of this
Section 2.03(c), Buyer shall pay 90% of such undisputed amount to Seller by wire transfer of immediately available funds to the bank account described in Section 2.02(b)(ii). Within 10 business days of the final determination of the Purchase Price Adjustment Amount in accordance with this Section 2.03(c), Buyer shall pay the excess of the Purchase Price over the Initial Purchase Price Amount, if any, less any payments previously made pursuant to the immediately preceding sentence, to Seller by wire transfer of immediately available funds to the bank account described in Section 2.02(b)(ii). Any payments made pursuant to the two immediately preceding sentences shall be accompanied with interest thereon at a rate per annum equal to 6.5% for the period from the Closing Date to the date of payment of such amount (calculated on the basis of a year of 365 days and the actual number of days elapsed during such period).

          (d) "Shareholders' Equity" means, as of the Closing Date, the excess of (i) Total Assets over (ii) Total Liabilities. The terms "Total Assets" and "Total Liabilities" mean the combined total assets of the Companies and the combined total liabilities of the Companies, respectively, in each case as of the Closing Date, calculated in accordance with GAAP. It is understood that Total Assets and Total Liabilities shall be determined without regard to any purchase accounting adjustments to the accounting books and records for financial reporting purposes which may be recorded by the Companies or Buyer as a result of the transactions contemplated by this Agreement. To the extent GAAP permits alternate treatments of any item comprising Shareholders' Equity, the particular treatment used in the Latest Balance Sheet shall also be used in the calculation of Shareholders' Equity.

          (e) The "Payroll Revenues Adjustment Amount" shall be equal to the product of (i) 1.65 and (ii) the excess of (A) the product of (I) 0.925 and (II) Payroll Revenues for the fiscal quarter ending December 31, 1997 over (B) the Payroll Revenues for the fiscal quarter ending March 31, 1998; provided that the Payroll Revenues Adjustment Amount shall not be less than zero.

          (f) "Payroll Revenues" means, for any period, the sum of (i) the revenues billable by the Companies solely from the provision of payroll processing services and tax filing services to its customers during such period and (ii) revenues earned by the Companies solely from tax trust accounts ("Tax Trust Accounts") during such period, net of (A) allowances for uncollectible amounts, (B) revenues billable by the Companies from the provision of payroll processing services relating to year-end tax information (including W-2 reports), (C) normal year-end adjustments, (D) revenues billable by the Companies from the provision of payroll processing services and tax filing services relating to seasonal bonuses or other seasonal events, (E) revenues billable by the Companies from the provision of services relating to general ledger processing,
(F) revenues billable by Pay USA from the provision of payroll processing services on the Delta Operating System to New Jersey school boards, municipalities and commercial banks, (G) year-end file creation fees billable by Companies and (H) revenues billable by the Companies relating to supplies.


                          Article III

                     Conditions to Closing
          3.01.      Conditions  to  Buyer's  Obligation.   The
obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer) of the following conditions as of the Closing Date:

          (a) The representations and warranties of Seller made in this Agreement shall be true and correct in all respects, as of the date hereof and at and as of the Closing Date as though then made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date).

          (b) The Companies and Seller shall have performed or complied in all respects with all of the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing.

          (c) All consents or other actions that are required in connection with the transactions contemplated hereunder in order to prevent any of the effects described in Section 4.03(b) to which any of the Companies or Seller is a party or by which any of their respective properties or assets are bound (all of which consents are set forth on the Third-Party
Consents Schedule attached hereto) or with respect to any license, franchise, permit or other similar authorization held by any of the Companies or Seller shall have been obtained or taken.

         (d) All permits, consents, approvals, licenses, orders or authorizations of, and registrations, declarations and filings with, any Governmental Entity, if any, that are required to be obtained or made in connection with (i) the execution, delivery or performance of this Agreement by any of the Companies, Seller or Buyer or the consummation by any of the Companies, Seller or Buyer of any of the transactions contemplated hereby and (ii) the conduct by the Companies of their respective businesses following the Closing as conducted on the date hereof shall have been duly obtained or made.

         (e) No action or proceeding by or before any Governmental Entity or any other Person shall be pending or threatened (i) challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Buyer (or any of its Affiliates) or the
Companies in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Buyer (or any of its Affiliates) or the Companies of, or to compel Buyer (or any of its Affiliates) or the
Companies  to dispose of or hold separate, any portion  of  the business or assets of Buyer (or any of its Affiliates) or the Companies, in each case as a result of the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Buyer (or any of its Affiliates) to acquire or hold, or exercise full rights of ownership of, the Shares, including the full right to vote the Shares on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Buyer (or any of its Affiliates) from effectively controlling in any respect the businesses or operations of the Companies, nor shall any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition have the effect set forth in clauses (i) through (iv) above.

          (f) There shall not have been any material adverse change in the business, assets, operations, properties, financial position, results of operations, prospects or contingent liabilities of the Companies, taken as a whole.

          (g) All obligations for deferred compensation and severance payments (collectively, "Deferred Compensation Obligations") and all employment agreements or arrangements ("Employment Agreements") of each of the Companies shall have been terminated or assumed by Seller, and all rights, including stock appreciation rights, "phantom" stock rights, options, warrants and subscription rights, linked, directly or indirectly, to the capital stock of any of the Companies and any right of payment or repayment to any Person by any of the Companies upon any change of control (collectively, "Rights") shall have been canceled or terminated, in each case without any further payment or other obligation on the part of any of the Companies after the Closing and otherwise on terms satisfactory to Buyer. Each beneficiary of any Deferred Compensation Obligations, Employment Agreements or any Rights shall have signed instruments, satisfactory to Buyer, releasing Buyer (and its Affiliates) and each of the Companies from any and all claims or liability, past, present or future, in connection with or arising out of any Deferred Compensation Obligations, Employment Agreements or Rights, including the cancellation or termination of any such Deferred Compensation Obligations, Employment Agreements or Rights whether at the Closing or at any time prior to the Closing.

          (h) The Companies shall not have declared or paid any dividends or made any distributions to or at the direction of its shareholders, whether or not upon or in respect of any shares of its capital stock or other equity securities at any time after October 24, 1997.

          (i) A confidentiality agreement with Buyer, in form and substance satisfactory to Buyer, shall have been executed by each of the employees of the Companies set forth on the Confidentiality Schedule attached hereto.

          (j) Seller or the Companies, as the case may be, shall have delivered to Buyer each of the following:

                (i) a certificate of the chief executive officer of Seller in the form set forth in Exhibit C attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a) through (i) of this Section 3.01 inclusive, except as they expressly relate to Buyer, have been satisfied;

                (ii) copies of the third party and governmental consents required by subsections (c) and (d) above;

               (iii)     all minute books, stock books, ledgers
     and registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of the Companies;

               (iv) a combined balance sheet of the Companies at October 31, 1997, and a related statement of income and cash flows for the three months then ended, certified by the chief executive officer and chief financial officer of Seller;

             (v)     evidence,    in   form    and    substance
     satisfactory  to  Buyer,  of  cancellation  of   the   Net
     Interdivisional Payables;

           (vi) evidence, in form and substance satisfactory to Buyer, that the obligations of (A) Key-ACA in the Employment Agreement, dated as of May 1, 1995, between Key-ACA and Eugene B. Monosson, (B) Key-ACA in the Employment Agreement, dated as of May 1, 1995, between Key-ACA and Earle G. Phillips, Jr. and (C) NEDS in the Employment Agreement, dated as of June 22, 1993, between NEDS and Norman D. Meyers, have been released;

            (vii)       evidence,   in   form   and   substance
     satisfactory to Buyer, that the liens evidenced by the financing statements attached hereto as Exhibit D have been released;

          (viii) the Transition Support Services Agreement, duly executed by Seller;

                 (ix) an assignment to Buyer of Seller's leasehold interest in the real property evidenced by the lease, dated May 14, 1997 (the "Daton Lease"), between Seller and Olympus Brookhollow/Calvest ("Olympus"), duly executed by Seller;

                (x)   resignations effective as of the  Closing
     Date from all of the officers and directors of the Companies;

                 (xi)   evidence,   in   form   and   substance
     satisfactory to Buyer, that the Tax Trust Accounts have been transferred to Buyer;

                (xii)     an opinion dated the Closing Date  of
     Robinson & Cole LLP, counsel to the Companies and Seller, substantially in the form of Exhibit E;

                 (xiii) all documents that Buyer may reasonably request relating to the existence of Seller and each of the Companies and the authority and legal capacity of Seller and each of the Companies for this Agreement, all in form and substance satisfactory to Buyer;

                 (xiv) evidence, in form and substance satisfactory to Buyer, that the obligations of NEDS under Sections 2.2 and 2.3 of the Merger Agreement, dated May 4, 1993 (as amended, the "NEDS Merger Agreement"), among Seller, NEDS, Robert R. Boie, Joseph J. Velleca and Norman
     D. Meyers, and all amendments thereto, have been released;
     and

                 (xv)   evidence,   in   form   and   substance
     satisfactory to Buyer, that the obligations of Key-ACA under Sections 2.2 and 2.3 of the Asset Purchase Agreement, dated April 7, 1995 (the "Key-ACA Asset Purchase Agreement"), among Seller, ACA Acquisition Corp., a New York corporation, Key-ACA, Inc., a Delaware corporation, Eugene B. Monosson and Earle G. Phillips, Jr., have been released.

          3.02.      Conditions  to Seller's Obligations.   The
obligations of Seller to sell and deliver the Shares to Buyer are subject to the satisfaction (or waiver by Seller) of the following conditions as of the Closing Date:

          (a) The representations and warranties of Buyer made in this Agreement shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though then made.

          (b) Buyer shall have performed or complied in all respects with all of the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

         (c) All permits, consents, approvals, licenses, orders or authorizations of, and registrations, declarations and filings with, any Governmental Entity that are set forth on the Governmental Consents Schedule or that are required to be obtained or made in connection with the execution, delivery or performance of this Agreement by the Companies or Seller or the consummation by the Companies or Seller of any of the transactions contemplated hereby shall have been duly obtained or made.

          (d) No action or proceeding by or before any Governmental Entity shall be pending or threatened challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the transactions contemplated by this Agreement or seeking to obtain damages from Seller in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement.

          (e) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of any of the Shares shall be in effect.

          (f) Buyer shall have delivered to Seller a certificate in the form set forth as Exhibit F attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a) through (e) of this Section 3.02 inclusive, except as they expressly relate to any of the Companies or Seller, have been satisfied.

  (g)  Buyer shall have delivered to Seller a guarantee by Zurich
Payroll Solutions Limited, in form and substance satisfactory to Seller, of the obligations of Buyer hereunder and under the Buyer Note.



                          Article IV

             Seller Representations and Warranties

          Seller represents and warrants to Buyer that:

          4.01. Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Daton is a corporation duly organized, validly existing and in good standing under the laws of California. Pay USA is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NEDS is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Key-ACA is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the Companies and Seller has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses as now conducted and is duly qualified and in good standing to do business as a foreign corporation in every jurisdiction in which its ownership, leasing or holding of property or assets or the conduct or nature of its business requires it to so qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. A list of the jurisdictions in which each of the Companies is qualified to do business as a foreign corporation is set forth on the Foreign Jurisdiction Schedule attached hereto.

          Seller has prior to the execution of this Agreement delivered to Buyer true and complete copies of the certificates of incorporation and by-laws, each as amended to date of each of the Companies. The stock certificate and transfer books and the minute books of each of the Companies (which have been made available for inspection by Buyer prior to the date hereof) are true and complete.

          4.02. Subsidiaries. The Companies do not, directly or indirectly, own, or hold the right or have the obligation to acquire, any capital stock, partnership interest or joint venture interest or other equity ownership interest in any other Person.

          4.03 Authorization; No Breach; Valid and Binding Agreement. (a) Each of the Companies and Seller has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by each of the Companies and Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance by each of the Companies and Seller of this Agreement. This Agreement has been duly executed and delivered by each of the Companies and Seller, and this Agreement constitutes a legal, valid and binding obligation of each of the Companies and Seller, enforceable against each of the Companies and Seller in accordance with its terms.

          (b) Seller has all requisite corporate power and authority to enter into the Transition Support Services Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of the Transition Support Services Agreement and the consummation of the transactions contemplated thereby have been duly and properly taken and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance by Seller of the Transition Support Services Agreement. The Transition Support Services Agreement has been duly executed and delivered by Seller and the Transition Support Services Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (c) The execution and delivery of this Agreement by each of the Companies and Seller, and of the Transition Support Services Agreement by Seller, does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any Person under, or result in the creation of any Security Interest on the properties or assets of any of the Companies or Seller under, any provision of (i) the certificate of incorporation or by-laws of any of the Companies or Seller,
(ii) any Contract to which any of the Companies or Seller is a party or by which any of their respective properties or assets are bound, (iii) any license, franchise, permit or other similar authorization held by any of the Companies or Seller or
(iv) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to any of the Companies or Seller or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflict, violation, default, termination, cancellation, acceleration, loss, right, entitlement or Security Interest that does not have a Material Adverse Effect.

          4.04.     Capital Stock.

          (a) The Company. The authorized capital stock of Daton consists of 100 shares of common stock, no par value, of which 100 shares are the only shares issued and outstanding, all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable ("Daton Shares"). The authorized capital stock of Pay USA consists of 200 shares of common stock, no par value, of which 200 shares are the only shares issued and outstanding, all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable ("Pay USA Shares"). The authorized capital stock of NEDS consists of 200 shares of common stock, no par value, of which 200 shares are the only shares issued and outstanding, all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable ("NEDS Shares"). The authorized capital stock of Key-ACA consists of 200 shares of common stock, no par value, of which 200 shares are the only shares issued and outstanding, all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable ("Key-ACA Shares"). None of the Companies has any other capital stock, equity securities or securities containing any equity features or any Rights authorized, issued or outstanding. The Share Ownership Schedule attached hereto sets forth a true and correct list of the shareholders of the Companies and their respective holdings of each Company's capital stock.

          (b) Ownership of Capital Stock. Seller is the record and beneficial holder of the Daton Shares, the Pay USA Shares, the NEDS Shares and the Key-ACA Shares. Seller has good and valid title to the Shares, free and clear of any Security Interest. Upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon payment of the Cash Portion of the Initial Purchase Price Amount and delivery of the Buyer Note, good and valid title to the Shares will pass to Buyer, free and clear of any Security Interests.

          (c) No Encumbrance on Shares. None of the Shares have been issued in violation of, and none of the Shares are subject to, any Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, or any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of any of the Companies or Seller, or any voting trust agreement or Contract to which any of the Companies or Seller is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which any of the Companies is or may become obligated to issue, sell, purchase, return or redeem any share of capital stock or other securities of such Company or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any of the Companies. There are no equity securities of any of the Companies reserved for issuance for any purpose. The Companies do not have outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of any of the Companies may vote. No dividends on any shares of capital stock of the Companies have been declared but not yet paid. None of the Companies has liability, under any Federal or state or foreign securities law or otherwise, in connection with any prior issuance or repurchase of any shares of its capital stock.

          4.05. Financial Statements; No Undisclosed Material Liabilities. (a) Seller has furnished Buyer with true and complete copies of the combined balance sheets of the Companies as of October 31, 1997 (the "Latest Balance Sheet"), October 31, 1996 and October 31, 1995 and the related combined statements of income and cash flows for the calendar years then ended. Such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods indicated, and present fairly the financial position, results of operations and cash flows of the Companies as of the respective dates and for the respective periods indicated, subject to the absence of footnotes and normal year-end adjustments.

          (b) There are no liabilities or obligations of the Companies of any kind whatsoever (whether accrued, absolute, contingent, unasserted or otherwise), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, except (i) as disclosed, reflected or reserved against on the Latest Balance Sheet, and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet and not in violation of this Agreement which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c) None of the Companies has any liability of any kind (including contingent liabilities) under the NEDS Merger Agreement, the Key-ACA Asset Purchase Agreement or the merger agreement, dated May 18, 1994, among Seller, Daton Data Processing Services, Inc., a California corporation, Anton P. Donde and Anton P. Donde and Detta L. Donde as Trustees of the Anton & Detta Donde Trust, dated November 21, 1997 (the "Daton Merger Agreement").

          4.06. Absence of Certain Developments. Since the date of the Latest Balance Sheet, the businesses of the Companies have been conducted in the ordinary course and in substantially the same manner as previously conducted and the Companies have made all reasonable efforts consistent with past practices to preserve the relationships of the Companies and Seller with payroll processing customers, suppliers and others with whom the Companies deal and there has not been:

              (i)      any  material  adverse  change  in   the
       business, assets, operations, properties, financial position, results of operations, prospects or contingent liabilities of the Companies (other than assets disposed of since the date of the Latest Balance Sheet that have not been included on the Latest Balance Sheet);

          (ii) any declaration or payment of any dividends or any other distributions to or at the direction of Seller whether or not upon or in respect of any shares of capital stock of any of the Companies;

          (iii) any recapitalization, reclassification, stock dividend, stock split or like change in capitalization with respect to any of the Companies;

          (iv)    any  acquisition on  behalf  of  any  of  the
       Companies by merger or consolidation with, or by purchase of a substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association or other Person or division thereof or any acquisition on behalf of any of the Companies of any assets which are material, individually or in the aggregate, to the Companies, taken as a whole;

          (v) sale, lease or other disposition of any of the Companies, or assets of any of the Companies, which are material, individually or in the aggregate, to the Companies, taken as a whole (other than assets not included on the Latest Balance Sheet);

           (vi) any redemption or other acquisition of any shares of capital stock or other securities of any of the Companies;

          (vii) any (A) grant of severance or termination pay to any director, officer or employee of any of the Companies, (B) execution of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of any of the Companies,
       (C) increase in benefits payable under existing severance or termination pay policies of any of the
       Companies or under Employment Agreements to which any of the Companies is a party, (D) increase in
       compensation,  bonus  or  other  benefits   payable   to
       employees of any of the Companies or (E) acceleration of the time of payment or vesting of compensation of any director, officer or employee of any of the Companies, except (I) in the case of clauses (C), (D) and (E) any such increase as may be required under an existing agreement, or any increases for which Seller shall be solely obligated and (II) any such grant, execution, increase or acceleration involving an employee (other than an officer or a director) made in the ordinary course of business, consistent with past practice;

          (viii) any incurrence or assumption by or on behalf of any of the Companies of any liabilities, obligations or indebtedness for borrowed money or for the deferred purchase price of property or services or guarantee of any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice; provided that there has been no incurrence, assumption or guarantee of any long-term indebtedness for borrowed money or for the deferred purchase price of property or services;

          (ix)    any cancellation of any material indebtedness
       (individually or in the aggregate) or waiver of any material claims or material rights owned by any of the Companies;

          (x) any change in any method of accounting or accounting practice, or policy of any of the Companies other than those required by GAAP;

          (xi) any incurrence or commitment by or on behalf of any of the Companies of any capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate with all others (since the date of the Latest Balance Sheet), are in excess of $100,000;

          (xii) any election relating to Taxes on behalf of any of the Companies or any change in the method of accounting for Tax purposes for any of the Companies;
       or

           (xiii)   any  agreement,  whether  in   writing   or
       otherwise, to do any of the foregoing.

          4.07. Title to Properties. (a) The real property demised by the leases described on the Leased Real
Property Schedule attached hereto constitutes all of the real property and interests in real property leased by the Companies.

          (b) The leases described on the Leased Real Property Schedule are in full force and effect, and one of the Companies holds good and valid title to the leasehold interest under each of such leases for the term set forth on the Leased Real Property Schedule, in each case free and clear of all Security
Interests   except  for  Security  Interests  which   do   not,
individually or in the aggregate, materially interfere with the
continued  use  and operation of such leased property.   Seller
has delivered to Buyer complete and accurate copies of each of the leases described on the Leased Real Property Schedule, and none of such leases have been modified in any respect, except to the extent that such modifications are disclosed in the copies delivered to Buyer. None of the Companies is in default in any material respect under any of such leases.

          (c) None of the Companies owns, or has previously owned, any real property or interests in real property.

          (d) To the Knowledge of Seller, the current use by the Companies of offices and other facilities located on property leased by the Companies does not violate any local zoning or similar land use or government regulation in any material respect. None of the Companies or Seller has received any written communication during the past three years from any Person that alleges that any of the Companies is not in compliance in any material respect with the Americans with Disabilities Act.

          (e) The Companies have good and marketable title to all of the assets reflected on the Latest Balance Sheet or thereafter acquired, in each case, free and clear of all Security Interests, except for (i) Security Interests set forth on the Liens Schedule attached hereto and (ii) Security Interests relating to current Taxes not yet due and payable. The tangible personal property of the Companies, in the aggregate, has been maintained in all material respects in accordance with past practice of the Companies and Seller and generally accepted industry practice, and is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Companies is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon expiration thereof.

          (f) There are no developments affecting any of the assets or properties of the Companies pending, or to the Knowledge of Seller, threatened, which might materially detract from the value of such assets or property, materially interfere with any present or intended use of any such assets or property or materially adversely affect the marketability of such assets or property.

          (g) None of the Companies or Seller has disposed of any of the fixed assets set forth on the Latest Balance Sheet other than in the ordinary course of business.

          4.08. Tax Matters. All Tax Returns for periods ending on or prior to the Closing Date by the Companies or Seller have been or will be filed on a timely basis with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed. All such Tax Returns are and will be true, correct and complete in all material respects. All Taxes due from and payable by any of the Companies or Seller on or prior to the Closing Date have been fully paid on a timely basis. None of the Companies or Seller is currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction where any of the Companies or Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and none of the Companies or Seller has received any written notice, or written request for information from any such authority. No issues have been raised in writing with any of the Companies or Seller by the Internal Revenue Service (the "IRS") or any other Taxing Authority in connection with any Tax Return filed by any of the Companies or Seller, and there are no issues which, either individually or in the aggregate, could result in any liability for Tax obligations of any of the Companies or Seller relating to periods ending on or before Closing Date in excess of the accrued liability for Taxes shown on the Latest Balance Sheet. No waivers of statutes of limitations have been given or requested with respect to any of the Companies or Seller. No differences exist between the amounts of the book basis and the tax basis of assets that are not accounted for by an accrual on the books of any of the Companies or Seller for Federal income Tax purposes. None of the Companies or Seller are required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by any of the Companies or Seller, and the IRS has proposed no adjustment or change in accounting method. None of the Companies or Seller is a party to any Contract that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. None of the Companies or Seller is a party to a tax sharing or tax agreement or any other agreement of a similar nature that remains in effect. All transactions or methods of accounting that could give rise to an understatement of Federal income Tax (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1990) have been adequately disclosed on the Tax Returns in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns filed on or prior to December 31, 1990, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1990. None of the Companies or Seller are or have they ever been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code. Each of the Companies and Seller have complied (and until the Closing will comply) with all applicable laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, have withheld from wages, fees and other payments and paid over to the proper Taxing Authorities all amounts required.

          4.09. Contracts and Commitments. (a) Except as set forth on the Contracts Schedule attached hereto, none of the Companies is a party to or bound by any:

          (i)          collective bargaining agreement or other
     Contract with any labor union;

          (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan (or any Deferred
     Compensation Obligations whether pursuant to such a plan or otherwise) not disclosed pursuant to Section 4.14;

          (iii)    stock purchase, stock option or similar plan;

          (iv) Contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis;

          (v) agreement, indenture, mortgage, deed of trust or other instrument relating to the deferred purchase of property or services from, the borrowing of money from, or the issuance of any note, bond, debenture or other evidence of indebtedness to, any Person in excess of $50,000 or to the mortgaging, pledging or, otherwise placing a Security Interest on any of the Companies' properties or assets;

          (vi) Contract under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Companies or (B) the Companies have directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (vii) lease or agreement under which it is lessee or sublessee of, or holds or operates any machinery, equipment, vehicle or other personal property owned by any other Person, for which the annual rental exceeds $50,000;

          (viii) lease or agreement under which it is lessor or sublessor of or permits any other Person to hold or operate any property or asset, real or personal, for which the annual rental exceeds $50,000;

          (ix) Contract or group of related Contracts with the same Person for the purchase of products or services, under which the undelivered balance of such products and services has a sales price in excess of $50,000;

          (x) Contract or group of related Contracts with the same Person for the sale of products or services, under which the undelivered balance of such products or services has a sales price in excess of $50,000;

          (xi) noncompete or similar Contract which prohibits any of the Companies from freely engaging in business anywhere in the world or restricts the development, manufacture, marketing or distribution of any product or service by any of the Companies;

          (xii) Contract under which it has, directly or indirectly, made or committed to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, except for advances to employees in the ordinary course of business and not in excess of $5,000 for any employee;

          (xiii) agreement or instrument providing for indemnification of any Person with respect to liabilities relating to any current or former business of any of the Companies or any predecessor Person of any of the Companies;

          (xiv) license, option or other agreement relating in whole or in part to the Intellectual Property of any of the Companies (including any license or other agreement under which the Company is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of any of the Companies or any other Person;

          (xv)       any partnership, joint venture or other similar
     Contract; or

          (xvi) other Contract which (A) has a future aggregate liability in excess of $50,000 or (B) is not made in the ordinary course of business and is material to the Companies, taken as a whole.

          All Contracts listed on the Listed Contracts Schedule (the "Listed Contracts") are valid, binding and in full force and effect and are enforceable by the Companies in accordance with their respective terms and the Companies have performed all material obligations to be performed by them to date under the Listed Contracts.

          (b) Buyer either has been supplied with, or has been given access to, a true and correct copy of all Listed
Contracts, together with all amendments, waivers or other changes thereto.

          (c) None of the Companies or Seller is in breach or default (with or without the lapse of time or the giving of notice or both) in any material respect under any Listed Contract, and, to the Knowledge of Seller, neither is any other party to any such document.

          4.10. Intellectual Property. (a) Set forth on the Intellectual Property Schedule attached hereto is a true and complete list of Intellectual Property that currently exists in written form owned or filed by, licensed to or used in the conduct of the Companies' businesses as now conducted. With respect to registered trademarks, the Intellectual Property Schedule sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. The Companies have all rights to Intellectual Property as are used or are necessary in connection with the businesses of the Companies as presently conducted, and except as set forth on the Intellectual Property Schedule, the Companies own, and the Companies have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all such Intellectual Property free and clear of the claims of others and of all Security Interests. The consummation of the transactions contemplated hereby will not conflict with, alter or impair any right as described in the immediately preceding sentence.

          (b) None of the Companies or Seller have granted any options, licenses or agreements of any kind relating to Intellectual Property or the marketing or distribution thereof. None of the Companies or Seller are bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other Person, except as set forth on the Intellectual Property Schedule. The conduct of the businesses of the Companies as presently conducted does not, to the Knowledge of Seller, violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth in the Intellectual Property Schedule, (i) no claims are pending, or, to the Knowledge of Seller, threatened against any of the Companies or Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property used in connection with the businesses of the Companies and (ii) during the past five years, none of the Companies or Seller has received any communications alleging that any of the Companies have violated any rights relating to Intellectual Property of any Person.

          4.11. Litigation. Except as set forth on the Litigation Schedule attached hereto, there are no actions, suits or proceedings pending or, to the Knowledge of Seller, threatened against or affecting the Companies or any of their respective properties, assets, operations or businesses at law or in equity, or before or by any court or other Governmental Entity or arbitration tribunal. Except as set forth on the Litigation Schedule, none of the lawsuits or claims listed on the Litigation Schedule as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Material Adverse Effect. None of the Companies is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. Except as set forth in the Litigation Schedule, there is no lawsuit or claim by the Companies pending, or which the Companies intend or reasonably expect to initiate, against any other Person. To the Knowledge of Seller, there is no pending or threatened investigation of or affecting the Companies by any Governmental Entity.

          4.12. Brokerage. There are no claims for brokerage commissions, finders', investment banker or financial advisor fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Companies or Seller other than a brokerage commission payable by Seller to The Updata Group, Inc.

          4.13. Governmental Consents. No permit, consent, approval, license, order or authorization of, or registration, declaration or filing with, any court or other Governmental Entity is required to be obtained or made in connection with
(a) the execution, delivery or performance of this Agreement by any of the Companies or Seller or of the Transition Support Services Agreement by Seller or the consummation by any of the Companies or Seller of any of the transactions contemplated hereby or thereby or (b) the conduct by the Companies of their respective businesses following the Closing as conducted on the date hereof.

          4.14. Employee Benefit Plans. (a) The Employee Benefits Schedule contains a list and a brief, general description of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of ERISA, under which the Companies have any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Companies have or may have any current or future right to benefits (the term "plan" shall include any Contract or policy, each such plan being hereinafter referred to individually as a "Plan"). Seller has delivered to Buyer true and complete copies of (i) each Plan, (ii) the summary plan description for each Plan for which a summary plan description is required by law to be furnished to participants, (iii) the latest annual report, if any, which has been filed with the IRS for each Plan and (iv) with respect to any Plan intended to comply with
Section 401(k) of the Code, copies of calculations for the most recent three Plan years showing such Plan's compliance with the requirements under Section 401(k)(3) and, if applicable, 401(m)(2) of the Code. Each Plan that is required to satisfy
Section  401(a),  401(k), 401(m), 419,  419A,  505,  501(c)(9),
105(h), 125 or 129 of the Code or any other Code provision concerning discrimination has been tested for compliance with and has satisfied such applicable requirements for the most recent six Plan years ending before the Closing Date. Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan and no other circumstance adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Plan.

          (b) No Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Plan is subject to Title IV of ERISA. During the past five years, neither Seller nor any business or entity controlling, controlled by, or under common control with Seller contributed to or was obliged to contribute to a pension plan within the meaning of Section 3(2) of ERISA (a "Pension Plan") that was or is subject to Title IV of ERISA. None of the Companies has any potential or contingent liability with respect to any Person under Title IV of ERISA.

          (c) There are no actions, claims, lawsuits or arbitrations (other than routine claims for benefits) pending, or, to the Knowledge of Seller, threatened, with respect to any Plan or the assets of any Plan, and, to the Knowledge of Seller, there are no facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits). The Companies and Seller have timely satisfied all funding, compliance and reporting requirements for all Plans and each Plan has been maintained, funded and administered in compliance with its terms and all applicable Contracts and laws (including, without limitation, ERISA). With respect to each Plan, the Companies and Seller have paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Latest Balance Sheet.

          (d) Except as described in the Employee Benefits Schedule, no Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than an employee of one of the Companies, other than spouses or dependents of employees under health and child care policies listed on the Employee Benefit Schedule and delivered to Buyer.

          (e)     The    consummation   of   the   transactions
contemplated by this Agreement will not (i) entitle any employee of any of the Companies to severance pay or termination benefits for which Buyer or any of its Affiliates (including the Companies) may become liable, (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any such employee or former employee for which Buyer or any of its Affiliates (including the Companies) may become liable or (iii) obligate Buyer or any of its Affiliates (including the Companies) to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any employee, consultant or agent of the Companies or Seller for periods before the Closing Date (other than any compensation, vacation, pension contribution or other similar benefit owed or accrued by the Companies in the ordinary course of business) or for personnel whom Buyer (and its Affiliates, including the Companies) does not actually employ.

          (f) None of the Companies has made representations or warranties (whether written or oral, express or implied) contractually or otherwise to any client or customer of any of the Companies that the employees of any of the Companies rendering services to such client or customer are not "leased employees" (within the meaning of Section 414(n) of the Code) or that such employees would not be required to participate under any Pension Plan of such client or customer of any of the Companies relating either to (i) providing benefits to employees of any of the Companies under a Pension Plan of any of the Companies or (ii) making contributions to or reimbursing such client or customer for any contributions made to a Pension Plan of such client or customer on behalf of employees of any of the Companies.

          4.15. Insurance. The Insurance Schedule attached hereto lists each insurance policy maintained with respect to the Companies or any of their respective assets and properties. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the
Knowledge of Seller, the activities and operations of the Companies and Seller have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The insurance policies listed on the Insurance Schedule have been maintained in such amounts, with such deductibles against such risks and losses, as are reasonable for the business and assets of the Companies.

          4.16. Compliance with Laws. The Companies have complied in all material respects with all applicable laws, statutes, ordinances, rules, orders and regulations of any
Governmental Entity. None of the Companies or Seller has received any written communication during the past three years from any Governmental Entity that alleges that any of the Companies is not in compliance in any material respect with any applicable laws, statutes, ordinances, rules, orders and regulations.

          4.17. Environmental Compliance There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the
Companies (or, to the Knowledge of Seller, any of the Companies' predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Companies in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Companies or any of their respective predecessors, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

          4.18. Employee and Labor Relations. (i) There is no labor strike, dispute or work stoppage or lockout actually pending or, to the Knowledge of Seller, threatened, against or affecting any of the Companies, and during the past five years there has not been any such action; (ii) none of the Companies or Seller has received written notice of any union organizational campaign in progress with respect to the employees of any of the Companies or of any dispute concerning representation of such employees; (iii) the Companies are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Companies pending, or, to the Knowledge of Seller, threatened, before the National Labor Relations Board; (v) there is no pending, or, to the Knowledge of Seller, threatened, grievance that, if adversely decided, would have, either individually or in the aggregate, a Material Adverse Effect; (vi) no charges with respect to or relating to the Companies are pending before the Equal Employment Opportunity Commission or any Governmental Entity responsible for the prevention of unlawful employment practices; (vii) none of the Companies or Seller has received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Companies, and to the Knowledge of Seller, no such investigation is in progress; and (viii) no complaints, lawsuits or other proceedings are pending, or to the Knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of the Companies, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract for employment, breach of any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with any employee relationship.

          4.19.      Accounts;  Safe Deposit Boxes;  Powers  of
Attorney; Officers and Directors. The Authorized Signatures Schedule attached hereto sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of each of the Companies and those persons authorized to sign thereon, (ii) a true and correct list of all powers of attorney granted by each of the Companies and those persons authorized to act thereunder and (iii) a true and correct list of all officers and directors of each of the Companies.

          4.20. Effect of Transaction. No creditor, employee, client or customer or other Person having a material business relationship with any of the Companies has informed Seller or any officer, director or Affiliate of Seller that such Person intends to change the relationship because of the purchase and sale of the Shares or the consummation of any other transaction contemplated hereby.

          4.21. Transactions with Affiliates. Except as set forth on the Related Party Transactions Schedule attached hereto, to the Knowledge of Seller, none of (i) Seller or any of its Affiliates (other than the Companies), (ii) any current or former partner, director, officer, employee or shareholder of Seller or any of its Affiliates or (iii) any Person with a relationship of not more remote than first cousin of any Person specified in clauses (i) or (ii), is presently, or during the 12-month period ending on the date hereof has been, (A) a party to any transactions with any of the Companies (including any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, Seller or any such Affiliate, partner, director, officer, employee or shareholder or relative) or (B) to the Knowledge of Seller, the direct or indirect owner of an interest in any Person which is a present (or potential) competitor, supplier or customer of any of the Companies, nor does any such Person receive income from any source other than one of the Companies which relates to the businesses of the Companies or should properly accrue to one of the Companies.

          4.22. Customers. The Customers Schedule attached hereto contains a true and complete list of the customers of the Companies who, during the preceding twelve calendar months, were billed in excess of $20,000 as a result of the provision of services by the Companies. Since the date of the Latest Balance Sheet, there has not been (i) any material adverse change in the business relationship of any of the Companies with any customer named in the Customers Schedule or (ii) any change in any material term (including credit terms) of the agreements with such customers. During the past year, none of the Companies or Seller has received any customer complaints concerning its services other than complaints in the ordinary course of business which have not, and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

          4.23. Year 2000. Seller, after conducting appropriate inquiries and analyses, reasonably believes that, other than those modifications which are not, individually or in the aggregate, material to the Companies, taken as a whole, there are no modifications required to be made to the Intellectual Property of Daton in order for such property to contain no deficiencies relating generally to formatting for entering dates.

          4.24. Software. The Software Schedule attached hereto includes an accurate and correct description of the Software. The Companies own or have the right to use the Software used in their respective businesses and do not rely on data processing by any third party. No proprietary rights in any Software have been transferred, whether by sale, assignment or license, or have been lost. The rights of the Companies in the Software are free and clear of any Security Interests. No claims are pending, or, to the Knowledge of Seller, threatened against the Companies or Seller relating to violation of trade secret rights, copyrights or other proprietary rights with respect to the Software.

          4.25. Customer Accounts Receivable. All customer accounts receivable of the Companies, whether reflected on the Latest Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. The Companies have good and marketable title to their respective accounts receivable, free and clear of all Security Interests. Since the date of the Latest Balance Sheet, there have not been any write-offs as uncollectible of any accounts receivable of any of the Companies, except for write-offs in the ordinary course of business and consistent with past practice which do not exceed in the aggregate $15,000.

          4.26. Salaries of Officers and Directors. The Officers' and Directors' Salary Schedule attached hereto contains a true and complete list of the officers and directors of each of Companies and the salary, Deferred Compensation and Rights paid or allocated to such Persons, in their respective capacities as officers and directors of any of the Companies, during the fiscal year ended October 31, 1997

          4.27. Daton Tax Penalty. Daton has no liability or obligation arising out of the dispute between Daton and Aerojet-General Corporation, on the one hand, and the IRS, on the other hand, and there is no existing condition, situation or set of circumstances which could be reasonably be expected to result in such a liability or obligation.

          4.28. Disclosure. No representation or warranty of Seller contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished to Buyer or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

                           Article V

             Buyer Representations and Warranties

          Buyer represents and warrants to Seller that:

          5.01. Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement and the Transition Support Services Agreement and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          5.02. Authorization. The execution, delivery and performance of this Agreement and the Transition Support Services Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance by Buyer of this Agreement or the Transition Support Services Agreement. This Agreement and the Transition Support Services Agreement have been duly executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          5.03. No Breach. The execution and delivery of this Agreement and the Transition Support Services Agreement by Buyer do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any Person under, or result in the creation of any Security Interest on the properties or assets of Buyer under, any provision of (i) the certificate of incorporation or by-laws of Buyer, (ii) any Contract to which Buyer is a party or by which any of its properties or assets are bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflict, violation, default, termination, cancellation, acceleration, loss, right, entitlement or Security Interest that does not have a material adverse effect upon the business, assets, operations, properties, financial position, results of operations, prospects or liabilities of Buyer.

          5.04. Governmental Consents. No permit, consent, approval, license, order or authorization of, or registration, declaration or filing with, any court or other Governmental Entity is required to be obtained or made in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of any of the transactions contemplated hereby.

          5.05. Brokerage. There are no claims for brokerage commissions, finders', investment banker or financial advisor fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          5.06. Investment Representation. Buyer is purchasing the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any applicable Federal or state securities laws.


                          Article VI

             Covenants of the Companies and Seller

          Each of the Companies and Seller covenants and agrees as follows:


          6.01. Conduct of the Business. (a) From the date hereof until earlier of the Closing Date and the termination of the Agreement in accordance with Section 8.01, the Companies shall carry on their respective businesses in the ordinary and usual course of business and substantially in the same manner as presently conducted (including with respect to research and development efforts, advertising, promotions, capital, repair and maintenance expenditures and inventory levels) and the Companies shall make all reasonable efforts consistent with past practices to preserve relationships with customers, suppliers and others with whom they deal.

          (b) From the date hereof until the Closing Date, except as otherwise expressly permitted by this Agreement or consented to in advance in writing by Buyer, each of the Companies and Seller shall not:

          (i) amend the certificate of incorporation, by-laws or comparable governing documents of any of the Companies;

          (ii) permit or allow any insurance policy listed on the Insurance Policy Schedule to terminate or be cancelled unless such policy is replaced on substantially similar terms prior to the date of such termination or cancellation; or

         (iii) agree, whether in writing or otherwise, to do any of the foregoing.

          The Companies shall not take or agree or commit to take any action that would, or that could reasonably be expected to, result in (or omit or agree or commit to omit to take any action that would prevent, or that could reasonably be expected to prevent) (i) any of the representations and warranties set forth in this Agreement becoming untrue at, or as of any time prior to, the Closing or (ii) any of the conditions to the purchase and sale of the Shares set forth in
Section 3.01 not being satisfied.

          6.02. Access to Books and Records. From the date of this Agreement until the first to occur of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 8.01, Seller shall permit Buyer and its representatives to make such investigation of the businesses, assets, operations and properties of the Companies as Buyer deems necessary or desirable in connection with the transactions contemplated by this Agreement. Such investigation shall include access to the respective directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Companies and the properties, books, records and commitments of the Companies. Seller shall furnish Buyer and its representatives with such financial, operating and other data and information, and copies of documents with respect to the Companies or any of the transactions contemplated by this Agreement or the Transition Support Services Agreement, as Buyer shall from time to time request. Such access and investigation shall be made upon reasonable notice and at reasonable places and times. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder. Without limiting the foregoing, during such period, Seller shall keep Buyer informed as to the businesses and operations of the Companies and shall consult with Buyer as appropriate.

          6.03. Notification. (a) The Companies and Seller shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that no supplement or amendment to such Schedules shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 3.01 or for the purpose of determining whether any Person is entitled to indemnification pursuant to Section 9.02.

          (b) The Companies and Seller shall promptly notify Buyer of (i) any notice or other communications from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated hereby and (ii) any notice or other communication from any Governmental Entity in connection with the consummation of the transactions contemplated hereby.

          6.04. Regulatory Filings. Each of the Companies and Seller shall make or cause to be made all filings and submissions under laws or regulations applicable to any of the Companies or Seller required in connection with the consummation of the transactions contemplated herein. Each of the Companies and Seller shall coordinate and cooperate with Buyer in exchanging such information and assistance as Buyer may reasonably request and shall keep Buyer apprised of the status of any inquiries or requests for additional information made by any Governmental Entity in connection with all of the foregoing.

          6.05. Conditions. Each of the Companies and Seller shall use reasonable efforts to cause the conditions set forth in Section 3.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Section 3.02.

          6.06. Resignations. On the Closing Date, the Companies and Seller shall cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing, of all directors and officers of the Companies and shall take such other action as is necessary to accomplish the foregoing; such resignations shall include releases, satisfactory to Buyer, releasing Buyer, the Companies and their respective Affiliates from any and all claims, past, present or future, pursuant to, under or otherwise in connection with rights to indemnification or reimbursement under applicable law, the certificates of incorporation or by-laws of the Companies or otherwise.

          6.07. Other Transactions. Prior to the Closing Date, the Companies and Seller agree not to, and to cause their respective shareholders, Affiliates, directors, officers, employees, agents and representatives not to, directly or indirectly, contact, initiate, solicit or encourage any inquiries or proposals by, participate in any discussions or negotiations or enter into any agreement, whether oral or written, with, or disclose any non-public information concerning or afford any access to the properties, assets, books and records of the Companies, to any other Person looking toward the sale of any capital stock of the Companies or any merger, consolidation or other business combination or recapitalization or any sale of any material assets of the Companies. In the event that any of the Companies or Seller or any of their respective Affiliates receives a proposal relating to any such transaction, Seller shall promptly notify Buyer of such proposal.

          6.08. Noncompetition and Confidentiality. (a) For a period of three years after the Closing, Seller agrees not to, and to cause its Affiliates (other than the Companies and their respective officers, directors and employees) not to, directly or indirectly:

          (i) participate or engage, within the United States of America, in payroll processing services, tax filing services, human resources services or tax trust fund services ("Competitive Activities"), including (A) selling goods or rendering services of the type (or similar to the type) sold or rendered by the Companies; (B) soliciting any, or endeavoring to entice away, any Person who is a current customer, who has been a customer within the past 12 months or who is a prospective customer of any of the Companies to purchase any goods or services sold by the Companies from anyone other than the Companies; and (C) assisting any Person in any way to do, or attempt to do, anything prohibited by clauses (A) or (B) above; provided, however, that none of (I) the provision of services relating to general ledger processing services, (II) the provision of payroll processing services to the New Jersey school boards, municipalities and commercial banks previously serviced by Pay USA and (III) the provision of payroll services by the ESM division of Seller to home health care workers as part of a comprehensive package of general outsourcing services, shall not be considered a Competitive Activity.

          (ii) perform any action, activity or course of conduct which is detrimental in any material respect to the Companies' businesses or business reputation, including (A) soliciting, recruiting or hiring any employees of the Companies or Persons who have worked for the same; and (B) soliciting or encouraging any employee of the Companies to leave the employment of the same.

           (b) Except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 6.08(b), for a period of three years after the Closing, Seller shall not disclose to any other Person or use any information relating to or used by the Companies, whether in written, oral or other form including all product and service designs, trade secrets, manuals, technical information and plans, Contracts, systems, procedures, database, disks and printouts, correspondence, internal reports, personnel files, sales and advertising material, business plans, marketing plans, financial data (including the revenues, costs or profits associated with any of the Companies' services), customer and industry lists, customer information, customer lists coupled with product or service pricing, customer contact, supplier contact and other contact information, pricing policy, supplies, agents, risk analysis, engineering information and computer reports, computer software, computer systems, computer formats, computer screen designs and computer input and output specifications, inclusive of any pertinent documentation, techniques, processes, technical information and know-how.

          (c) Notwithstanding anything to the contrary contained in this Section 6.08, Buyer hereby agrees that the foregoing covenant in Section 6.08(a) shall not be deemed breached as a result of the ownership by Seller or any of its Affiliates of (i) less than an aggregate of five percent of any class of stock of an entity engaged in Competitive Activities, provided that such stock is listed on a national securities exchange or is quoted on the National Market System of the Nasdaq Stock Market, or (ii) less than five percent in value of any instrument of indebtedness of an entity engaged in Competitive Activities.

          (d) If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 6.08 is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

          (e) In the event of a breach or threatened breach by any party of the provisions of this Section 6.08, Seller acknowledges that Buyer may not have an adequate remedy at law and therefore shall be entitled to a temporary restraining order or a preliminary or permanent injunction restraining such party from such breach without the necessity of Buyer proving irreparable harm or injury as a result of such breach or threatened breach. Nothing contained in this Section 6.08 or elsewhere in this Agreement shall be construed as prohibiting Buyer from pursuing any other remedies available at law or equity for such breach or threatened breach by any party to the provisions of this Section. Without limiting the generality of the foregoing, Seller acknowledges that, in the event of a breach or threatened breach by Seller of any of the provisions of this Section 6.08, Buyer's damages shall be the profits earned by Seller or the profits lost by the Companies, whichever is greater, as liquidated damages in addition to any other remedy Buyer or the Companies might have.

          6.09. Releases; Prior Compensation. (a) Seller agrees and acknowledges that it has been paid in full for all services rendered or goods provided to the Companies and has no outstanding claims against the Companies or Buyer for any amounts arising because of such services or goods or otherwise.

          (b) Seller hereby releases the Companies from all rights Seller may have to acquire any securities of Companies and all actions, suits, debts, promises, agreements, damages, demands or claims of any kind whatsoever arising from any event or action prior to the Closing Date that Seller had, has or may in the future have against any of the Companies, except for any rights that Seller may have pursuant to this Agreement.

          (c) Seller hereby releases any accounts payable by the Companies in favor of Seller or any of its Affiliates
(other than the Companies).

          6.10. Leases. (a) Seller agrees to continue as guarantor and comply in all material respects with each of (i) the lease dated as of June 22, 1993, among NEDS, Seller and BMV Properties Ltd., and (ii) the lease, dated as of May 10, 1995, among Key-ACA, Seller Roger P. Nordblom, Robert W. Nordblom and Peter C. Nordblom, as trustees of Nordblom Properties (collectively, the "Leases") for the respective terms thereof.

          (b) Seller agrees to use its best efforts to cause Olympus to consent to the assignment to Buyer of all of Seller's right, title and interest in the Daton Lease as soon as practicable after the Closing Date. Seller further agrees to execute and deliver or cause to be executed and delivered all such documents and instruments, and such party shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this
Section 6.10(b).

          6.11. Transition Support. Seller agrees, in addition to its covenants in the Transition Support Services Agreement, that, for a period of six months after the Closing Date, it shall, and shall cause its officers and employees to, use reasonable efforts to assist Buyer in facilitating the transition of ownership of the Companies contemplated hereby; provided that such assistance shall not be in excess of 200 hours of employee time in the aggregate nor shall any such employee be required to devote more than 50% of his time (on a weekly basis) to providing such assistance.

          6.12. Employee Bonuses. Seller agrees that it shall pay up to $25,000 in bonuses to such employees of the Companies and at such times as Seller may mutually agree with Buyer.

          6.13. Sublease of Jacom Equipment. Seller agrees, for the remainder of the term of the lease, dated June 23, 1989, between Seller and Jacom Computer Services, Inc., to sublease to Buyer, on the same terms and conditions as those set forth in the Jacom Lease, the computer equipment previously leased by Seller on behalf of the Companies pursuant to the such lease.

          6.14.      Transfer of Tax Trust Accounts  to  Buyer.
Seller agrees to transfer to Buyer, on the Closing Date, all cash and securities in the Tax Trust Accounts, less interest accrued to but excluding the Closing Date.

          6.15. Receipt by Seller of Funds Payable to the Companies. Seller agrees to transfer, within five business days of the receipt thereof, to Buyer all funds received by Seller generated by, or relating to, the provision of services by, or the sale of products by, any of the Companies.

                          Article VII

                      Covenants of Buyer

          7.01. Access to Books and Records Relating to Taxes. From and after the Closing, Buyer shall cause the
Companies  to  provide  Seller and its agents  with  reasonable access, during normal business hours and upon reasonable notice, to the books and records of the Companies (for the purpose of examining and copying) with respect to periods or occurrences prior to the Closing Date as is reasonably necessary for the preparation and filing of any Tax Return. Seller shall reimburse Buyer for reasonable out-of-pocket costs and expenses incurred in assisting Seller pursuant to this
Section 7.01. Buyer shall not be required by this Section 7.01 to take any action that would unreasonably interfere with the conduct of the businesses of the Companies or unreasonably disrupt the normal operations of the Companies. Unless otherwise consented to in writing by Seller, none of Buyer or any of the Companies shall, for a period of seven years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Companies relating to Taxes for the period prior to the Closing Date without first offering to surrender to Seller such books and records or any portion thereof which Buyer or the Companies may intend to destroy, alter or dispose of.

          7.02. Regulatory Filings. Buyer shall make or cause to be made all filings and submissions under any laws or regulations applicable to Buyer required in connection with the consummation of the transactions contemplated herein. Buyer shall coordinate and cooperate with each Seller in exchanging such information and assistance as Seller may reasonably request and shall keep Seller apprised to the status of any inquiries or requests for additional information made by any Governmental Entity in connection with all of the foregoing.

          7.03. Conditions. Buyer shall use reasonable efforts to cause the conditions set forth in Section 3.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Section 3.01.

          7.04.      Employee Bonuses.   Buyer agrees  that  it
shall pay up to $25,000 in bonuses to such employees of the Companies and at such times as Buyer may mutually agree with Seller.

          7.05.      Leases.   Buyer agrees to comply with  the
terms and conditions of the Leases in all material respects.


                         Article VIII

                          Termination

          8.01.       Termination.   This  Agreement   may   be
terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a) by the mutual written consent of Seller and Buyer;

          (b)      by Buyer, if any of the conditions set forth in
Section 3.01 shall have become incapable of fulfillment;

          (c)      by Seller if any of the conditions set forth in
Section 3.02 shall have become incapable of fulfillment; or

          (d) by either Buyer or Seller if the Closing shall not have occurred by March 31, 1998; provided, however, that the party seeking termination pursuant to clause (b), (c) or
(d) (and each of Companies, if Seller is seeking termination) is not in breach in any respect of any of its representations,
warranties,   covenants  or  agreements   contained   in   this
Agreement.

          8.02. Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller pursuant to Section 8.01, written notice thereof shall be given to the other and thereupon the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02 and Section 10.01, Section 10.02, Section 10.09 and Section 10.13 which shall survive the termination of this Agreement), and there shall be no liability on the part of either Buyer, on the one hand, or the Companies or Seller, on the other hand, to one another, except for liability for breaches of this Agreement prior to the time of such termination.


                          Article IX

                     Additional Covenants

          9.01. Survival. All of the representations and warranties contained in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing for purposes of Section 9.02 and shall survive until the close of business on June 19, 1999; provided, however, that (i) the representations and warranties set forth in Section 4.04,
Section 4.08, Section 4.14, and Section 4.17 and (ii) in the case of fraud, intentional misrepresentation or intentional breach, any representation or warranty, shall survive until the expiration of the relevant statute of limitations (taking into account any extensions thereof) or 30 days after the expiration of the relevant statute of limitations (taking into account any extensions thereof) for third party claims made within 30 days prior to the expiration of the relevant statute of limitations (taking into account any extensions thereof).

          9.02.     Indemnification.

          (a) Indemnification by Seller. Seller shall indemnify Buyer and its Affiliates (including, after the Closing, the Companies) and each of their respective officers, directors, employees, shareholders, agents, representatives, successors and assigns against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses") suffered or incurred by any such indemnified party arising from, relating to or otherwise in respect of (i) any breach of any representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto, (ii) any breach of any covenant of any of the Companies or Seller contained in this Agreement, (iii) any Tax penalties arising out of Tax filing services provided by any of the Companies on or prior to January 31, 1998, which penalties were primarily due to improper gathering, processing or reporting of information from customers or remittance of Tax payments to any Governmental Entity, in each case, prior to the Closing; (iv) any Deferred Compensation Obligations, Employment Agreements or Rights arising before or on the Closing Date; (v) Section 2.2 of the Daton Merger Agreement; (vi) any claim by Anton Donde relating to, or arising out of, the transactions contemplated hereby; and (vii) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (vi) of this
Section 9.02(a).

          (b) Indemnification by Buyer. Buyer shall indemnify Seller and its Affiliates (other than the Companies) against and hold them harmless from any Loss suffered or incurred by any such indemnified party arising from, relating to or otherwise in respect of (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto, (ii) any breach of any covenant of Buyer contained in this Agreement or (iii) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) or (ii) of this Section 9.02(b).

          (c) Limitation on Indemnification. Seller shall not have any liability under Section 9.02(a) unless the aggregate of all Losses relating thereto for which Seller would, but for this Section 9.02(c), be liable exceeds $50,000, in which case Buyer shall be entitled to all Losses in excess of $25,000 regardless of the limitation set forth in this sentence. Buyer shall not have any liability under Section 9.02(b) unless the aggregate of all Losses relating thereto for which Buyer would, but for this Section 9.02(c), be liable exceeds $50,000, in which case Seller shall be entitled to all Losses in excess of $25,000 regardless of the limitation set forth in this sentence. The limitation set forth in this Section 9.02(c) shall not apply (i) in the event of fraud, intentional misrepresentation or intentional breach, (ii) in the case of any representation or warranty set forth in Sections 4.04, 4.05(c), 4.08, 4.14 or 4.17, (iii) in the case of any representation or warranty set forth in Section 4.01 which relates to the qualification and good standing of Pay USA to do business as a foreign corporation in the State of New Jersey,
(iv) in the case of the covenants set forth in Sections 6.09(c), 6.14 and 6.15 or (v) in the case of any of the matters described in Section 9.02(a)(v) or 9.02(a)(vi) (or Section 9.02(a)(vii) insofar as such Section 9.02(a)(vii) relates to
Section 9.02(a)(v) or 9.02(a)(vi)).

          (d) Termination of Indemnification. The obligations to indemnify and hold harmless any Person (i) pursuant to
Section 9.02(a)(i) and Section 9.02(b)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 9.01 and (ii) pursuant to clauses (ii) through (vii) of Section 9.02(a), and clauses (ii) and (iii) of Section 9.02(b) shall not terminate.

          (e)  Procedures Relating to Third Party Claims.

          (i)   A  party  seeking indemnification  pursuant  to
Section 9.02 (a) or 9.02 (b) (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit or other proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual and material prejudice thereby). The Indemnifying Party shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party within 14 days of receipt of notice from the Indemnified Party of commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that the Indemnified Party shall not have the right to assume a Third Party Claim if the Indemnified Party shall have been advised by counsel that under applicable standards of professional responsibility, a conflict will arise in the event both the Indemnified Party and the Indemnifying Party are represented by the same counsel with respect to the Third Party Claim, in which case such Indemnified Party shall have the right to control the defense of such Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party from time to time upon demand of the Indemnified Party. In addition, if the Indemnifying Party fails to give the
Indemnified Party the Notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party from time to time upon the demand of the Indemnified Party.

          (ii) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate at its own expense, in the defense of any Third
Party Claim which the other is defending.

          (iii) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon 30-days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle, such Third Party Claim unless (i) the Third Party Claim involves equitable or other non-monetary damages, (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the business of the Indemnified Party (and, if such Indemnified Party is Buyer, on the business or operations of the Companies) (including any material impairment of relationships with customers or suppliers) or (iii) the Indemnifying Party is not obligated to pay the full amount of the liability in connection with such Third Party Claim, in which cases such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate (A) if the Indemnifying Party fails to assume the defense in accordance with the terms hereof or (B) to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (f) Right of Set Off. Buyer shall have the right to set off amounts owing to Buyer from Seller pursuant to Section
9.02(a)(v) and 9.02(a)(vii), to the extent Section 9.02(a)(vii) relates to Section 9.02(a)(v).

          9.03. Tax Matters. (a) (i) Seller and Buyer shall join in making timely and irrevocable elections under
Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local income Tax laws, with respect to the Companies. In such event, Seller and Buyer shall report the transaction consistent with such elections under  Section 338(h)(10) of the Code or any similar  state  or local Tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local Tax provision). Buyer agrees that it shall pay and indemnify Seller for any Federal income Taxes resulting from the Elections, but only to the extent such Taxes exceed the amount by which (A) Federal, state and local Taxes incurred by Seller with respect to the gain allocation to Seller on the deemed asset sales by the Companies resulting from the Elections is greater than (B) Federal, state and local Taxes which would have been incurred by Seller if the Elections had not been made.

           (ii) Seller and Buyer shall execute at the Closing any and all forms necessary to effectuate the Elections (including IRS Form 8023-A and any similar forms under state and local income Tax laws that permit an Election similar to that of Section 338(h)(10) of the Code (the "Section 338 Forms")). Seller and Buyer shall cause the Section 338 Forms to be duly executed by an authorized person and shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement.

           (iii) Seller and Buyer agree to allocate the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Companies as set forth in the schedule attached hereto as Exhibit F in accordance with the guidelines of the IRS, which shall reflect an allocation agreed to by the parties. Seller and Buyer will reflect such allocation in all applicable Tax Returns filed by any of them, including but not limited to the Section 338
Forms. Seller and Buyer will not take a position before any Taxing Authority or otherwise (including in any Tax Return) inconsistent with such allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law).

           (b) Seller shall be responsible for all transfer, excise, stamp, sales, use, recording or similar taxes or fees arising out of the sale, transfer, conveyance or assignment of the Shares by Seller and the transactions contemplated hereby. Seller shall make any filing required under applicable law.

           (c) (i) Seller shall be liable for and shall indemnify Buyer and the Companies for Taxes of the Companies for any taxable years or periods that end on or before the Closing Date and, with respect to any taxable years or periods beginning before and ending after the Closing Date, the portion of such taxable years ending on and including the Closing Date.

          (ii) Buyer and the Companies shall be liable for and shall indemnify Seller for Taxes of the Companies for any taxable years or periods that begin after the Closing Date and, with respect to any taxable years or periods beginning before and ending after the Closing, the portion of the taxable years beginning on the day after the Closing Date.

          (iii) Seller shall be liable for and shall indemnify Buyer and the Companies for any Taxes arising out of or relating to the Tax Trust Accounts for any taxable years or periods that end on or before the Closing Date and, with respect to any taxable years or periods beginning before and ending after the Closing Date, the portion of such taxable years ending on and including the Closing Date.

           (iv) For purposes of subparagraphs (c)(i) and (ii) above, whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date, shall be determined by assuming that such Company had a taxable year or period which ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned based on the number of days in the year elapsed to and including the Closing Date.

           (d)   Any  payment by Buyer under this Section  9.03
will be treated for Tax purposes as an adjustment to the Purchase Price.

           (e) Seller shall cause the Companies to file when due all Tax Returns that are required to be filed by the Companies for taxable years or periods ending on or before the Closing Date, and Buyer shall file or cause to be filed when due all other Tax Returns that are required to be filed by or with respect to the Companies.

           (f) From the date hereof until the Closing, without the prior written consent of Buyer, the Companies shall not make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of any of the Companies.

          (g)  After the Closing Date, Seller and Buyer shall:

           (i) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 9.03;

          (ii) cooperate (and cause their respective Affiliates to cooperate) in all reasonable respects in preparing for any audits of, or disputes with, Taxing Authorities regarding Tax
Returns of the Companies;

           (iii) make available to the other (and cause their respective Affiliates to make available) as reasonably requested all information, records and documents relating to Taxes of the Companies; and

            (iv)   furnish  the  other  with  copies   of   all
correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period.

           (h) (i) Buyer shall notify Seller in writing upon receipt by Buyer or the Companies of notice of any pending or threatened Tax audits or assessments which may materially affect the Tax liabilities of the Companies or Buyer for which Seller would be required to indemnify Buyer and the Companies.

           (ii) Seller shall notify Buyer in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments which may materially affect the Tax liabilities of the Companies for which Buyer would be required to indemnify Seller.

          9.04. Further Assurances. From time to time, as and when requested by any party hereto, any other party shall execute and deliver or cause to be executed and delivered, all such documents and instruments and such party shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

          9.05. Records. On the Closing Date, Seller shall cause to be delivered to Buyer all agreements, documents, books, records and files including records and files stored on computer disks or tapes or any other storage medium, in the possession of Seller relating to the business, properties, assets and operations of the Companies.

                           Article X

                         Miscellaneous

          10.01. Press Releases and Communications. Prior to the Closing, no press release or public announcement related to this Agreement or the transactions contemplated hereby shall be issued or made without the joint approval of Buyer and Seller, unless required by applicable law or legal process in which case Buyer and Seller shall have the right, to the extent reasonably practicable, to review and comment on such press release or announcement for a period of 48 hours prior to publication.

          10.02. Expenses. Except as otherwise expressly provided herein, each of Seller and Buyer shall pay all of their own respective costs and expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

          10.03. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied or, if mailed, upon receipt (one business day after mailing in the case of express mail or overnight courier service), as follows:

      If to Buyer:

      Zurich Payroll Operations Limited
      2 Research Way
      Princeton, New Jersey 08540
      Attention of Anthony J. DePaul
      Facsimile No.:  (609) 452-2676

      with a copy to:

      Howard, Darby & Levin
      1330 Avenue of the Americas
      New York, New York  10019
      Attention of John P. Gourary
      Facsimile No.:  (212) 841-1010


      If to Seller or the Companies:

      Computer Outsourcing Services, Inc.
      360 West 31st Street
      New York, New York 10001
      Attention of Zach Lonstein
      Facsimile:  (212) 947-7458

      with a copy to:

      Robinson & Cole LLP
      695 East Main Street
      Stamford, Connecticut 06904-2305
      Attention of Richard A. Krantz
      Facsimile:  (203) 462-7599

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

          10.04. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by Buyer, the Companies or Seller without the prior written consent of Buyer and Seller; provided, however, that no assignment shall limit or affect the assignor's obligations hereunder; and provided, further, that Buyer may assign this Agreement and any or all of its rights and obligations to an Affiliate of Buyer provided that Buyer guarantees such Affiliate's obligations under this Agreement. Any attempted assignment in violation of this
Section 10.04 shall be void.

          10.05. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is held by a court of competent jurisdiction to be prohibited by or invalid, illegal or unenforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application of such provision to any other Person or circumstance.

          10.06. Amendment and Waiver. Any provision of this Agreement or the Schedules or Exhibits hereto may be amended or waived only in a writing signed by Seller and Buyer. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          10.07. Complete Agreement. This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way (including the letter, dated October 24, 1997, between Seller and Buyer, and the Non-Disclosure and Confidentiality Agreement, dated September 16, 1997, between Seller and Buyer, both of which are hereby terminated). None of the parties hereto shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter, except as specifically set forth herein.

          10.08. Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to Seller and Buyer.

          10.09. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

          10.10. No Third-Party Beneficiaries. Except as provided in Section 9.02, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          10.11. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.12. Acknowledgment. Buyer hereby acknowledges that (i) the general ledger processing services previously provided by Key-ACA and (ii) payroll processing services to the New Jersey school boards, municipalities and commercial banks previously serviced by Pay USA shall, in each case, be provided by Seller after the Closing Date.

          10.13. Consent to Jurisdiction. Each of the Companies, Seller and Buyer irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Companies, Seller and Buyer further agrees that service of any process, summons, notice or documents by United States registered mail to such party's respective address for notices set forth in Section 10.03 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.13. Each of the Companies, Seller and Buyer irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County and (B) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          10.14.      WAIVER  OF  JURY  TRIAL.   EACH  OF   THE
COMPANIES, SELLER AND BUYER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                Computer Outsourcing Services,
                                inc.

                                By:
                                   Zach Lonstein
                                   Chairman of the Board of
                                Directors


                                Daton Pay USA, Inc.

                                By:
                                   Zach Lonstein
                                   President


                                Pay USA of New Jersey, Inc.


                                By:
                                   Zach Lonstein
                                   President


                                NEDS, Inc.

                                By:
                                   Zach Lonstein
                                   President


                                Key-ACA, Inc.

                                By:
                                   Zach Lonstein
                                   President

                                Zurich Payroll Operations Limited


                                By:
                                   Anthony J. DePaul
                                   Chief Executive Officer and
                                President


                           EXHIBITS


Exhibit A          Transition Support Services Agreement

Exhibit B          Seller Note

Exhibit C          Seller Certificate

Exhibit D          Bank Liens

Exhibit E          Opinion of Robinson & Cole LLP

Exhibit F          Buyer Certificate

Exhibit G          Aggregate Deemed Sales Price Allocation

                            SCHEDULES

         Third Party Consents       ( 3.01)
         Foreign Jurisdiction       ( 4.01)
         Share Ownership            ( 4.04)
         Liability                  ( 4.05)
         Leased Real Property       ( 4.07)
         Liens                      ( 4.07)
         Listed Contracts           ( 4.09)
         Intellectual Property      ( 4.10)
         Litigation                 ( 4.11)
         Employee Benefits          ( 4.14)
         Insurance                  ( 4.15, 6.01)
         Authorized Signatures      ( 4.19)
         Related Party Transactions ( 4.21)
         Customers                  ( 4.22)
         Software                   ( 4.24)
         Officers' and Directors' Salaries   ( 4.26)


                                                     Exhibit B







                                                     Exhibit C


              Computer Outsourcing Services, Inc.


                     Officer's Certificate


          I, Zach Lonstein, Chairman of the Board of Directors of Computer Outsourcing Services, Inc., a New York corporation ("Seller"), do hereby certify that the conditions to the obligations of Zurich Payroll Operations Limited, a Delaware corporation ("Buyer"), set forth in Section 3.01 of the Stock Purchase Agreement, dated as of the date hereof, among Daton Pay USA, Inc., a California corporation, Key-ACA, Inc., a New York corporation, NEDS, Inc., a New York corporation, Pay USA of New Jersey, Inc., a New York corporation, Seller and Buyer have been satisfied.

          In Witness Whereof, I have signed this certificate as of December __, 1997.


                              _________________________
                              Name:
                              Title:
                                                      Exhibit E

              [Letterhead of Robinson & Cole LLP]






                                        December 18, 1997


Zurich Payroll Operations Limited
2 Research Way
Princeton, New Jersey 08540

Ladies and Gentlemen:

          We   have   acted  as  special  counsel  to  Computer
Outsourcing Services Inc., a New York corporation ("Seller"), and to Daton Pay USA, Inc., a California corporation ("Daton"), Key-ACA, Inc., a New York corporation ("Key-ACA"), NEDS, Inc., a New York corporation ("NEDS") and Pay USA of New Jersey, Inc., a New York corporation ("Pay USA") (collectively, the "Companies") in connection with the Stock Purchase Agreement, dated as of the date hereof (the "Agreement"), between the Company and Zurich Payroll Operations Limited, a Delaware corporation ("Buyer"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement. This opinion is delivered to you pursuant to
Section 3.01(j) (xiii) of the Agreement.
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of each of the Companies and Seller, (ii) the By-Laws of each of the Companies and Seller, (iii) a Certificate of Good Standing for Seller, dated December 11, 1997 issued by the Department of State of the State of New York, (iv) a Certificate of Good Standing for Daton dated December 12, 1997 issued by the Office of the Secretary of State of the State of California, (v) a
Certificate  of  Good  Standing  for  Key-ACA  issued  by   the
Department  of  State  of  the  State  of  New  York;  (vi)   a
Certificate of Good Standing for NEDS issued by the Department of State of the State of New York; (vii) a Certificate of Good Standing for Pay USA issued by the Department of State of the State of New York; (viii) a Certificate of an officer of Seller with respect to certain resolutions adopted by the Board of Directors of Seller, (ix) the representations and warranties set forth in the Agreement and (x) such other documents, corporate records and other instruments as we have deemed
necessary or appropriate for the purposes of this opinion.   In
our examination we have assumed the genuineness of signatures relating to Buyer, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to as certified, conformed or photostatic copies.
          We have assumed that Buyer has the corporate power and authority and has taken the necessary corporate action to enter into and perform all its obligations under the Agreement and to consummate the transactions contemplated thereby, that
the   Agreement  constitutes  the  legal,  valid  and   binding
obligation of Buyer, enforceable against it in accordance with its terms, and that no consent, approval, license or order of, authorization of, registration, declaration or filing with any
court   or  governmental  entity  is  required  for  the  valid
execution, delivery or performance by Buyer of the Agreement and the Transition Support Services Agreement dated the date hereof (the "Transition Support Services Agreement"), between Seller and Buyer. We have also assumed that Buyer is duly incorporated, validly existing and in good standing under the laws of Delaware.
          References in this opinion to our "knowledge" are intended to mean only the actual knowledge of the attorneys in this firm who have devoted substantive attention to the matters which are the subject of this opinion. The phrases "to our knowledge," "to the best of our knowledge," "known to us" or the like, when used to qualify any statement relating to the absence or lack of certain conditions or circumstances, shall be understood to mean that we have no actual knowledge of anything which would contradict the statement in question, but not to imply either that we know the statement is true and complete or that we have made any independent investigation of the matter.
          Based   on   the   foregoing  and  subject   to   the
qualifications set forth herein, we are of the opinion that:
          1.     Seller,   Key-ACA,  NEDS  and  Pay   USA   are
corporations duly organized, validly existing and in good standing under the laws of the State of New York. Daton is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
          2. Each of the Companies and Seller have all requisite corporate power and authority to enter into the Agreement and the Transition Support Services Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by each of the Companies and Seller to authorize the execution, delivery and performance of this Agreement and by Seller to authorize the execution, delivery and performance of the Transition Support Services Agreement and the consummation of the respective transactions contemplated thereby have been duly and properly taken and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance by each of the Companies and Seller of this Agreement and by Seller of the Transition Support Services Agreement.
          3. Each of the Companies and Seller has all requisite corporate power and authority and, to our knowledge, has all authorizations, licenses and permits necessary to own, lease or otherwise hold and operate its properties and assets and to carry on its business as now conducted and is duly qualified and in good standing to do business as a foreign corporation in every jurisdiction in which its ownership, leasing or holding of property or assets or the conduct or nature of its business requires it to so qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.
          4. Except as set forth in the Authorization Schedule, the execution and delivery of the Agreement by each the Companies and Seller and the execution and delivery of the Transition Support Services Agreement by Seller do not, and the
consummation   of  the  respective  transactions   contemplated
thereby and compliance with the respective terms thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or
give   rise   to  a  right  of  termination,  cancellation   or
acceleration of any obligation or to loss of a material benefit
under,   or  to  any  increased,  additional,  accelerated   or
guaranteed rights or entitlement of any Person under, or result in the creation of any Security Interest on the properties or assets of any of the Companies or Seller under, any provision of (i) the certificate of incorporation or by-laws of any of the Companies or Seller, (ii) to our knowledge and except as set forth in the Agreement, any contract to which any of the Companies or Seller is a party or by which any of their respective properties or assets are bound, (iii) to our knowledge, any license, franchise, permit or other similar authorization held by any of the Companies or Seller or (iv) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to any of the Companies or Seller or any of their respective properties or assets, other than in the case of clauses (ii) and (iii), any such conflict, violation, default, termination, cancellation, acceleration, loss, right, entitlement or Security Interest that does not have a Material Adverse Effect.
          5. The Agreement has been duly executed and delivered by each of the Companies and Seller, and the Agreement constitutes a legal, valid and binding obligation of each of the Companies and Seller enforceable against each of
the  Companies  and Seller in accordance with its  terms.   The
Transition Support Services Agreement has been duly executed and delivered by Seller, and the Transition Support Services Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.
        6. The authorized capital stock of Daton consists of 100 shares of common stock, no par value, all of which 100 shares are, to our knowledge, the only shares issued and outstanding, and all of which outstanding shares have been duly authorized
and  are  validly  issued, fully paid and non-assessable.   The
authorized capital stock of Key-ACA consists of 200 shares of common stock, no par value, all of which 200 shares are, to our knowledge, the only shares issued and outstanding, and all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of NEDS consists of 200 shares of common stock, no par value, all of which 200 shares are, to our knowledge, the only shares issued and outstanding, and all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of Pay USA consists of 200 shares of common stock, no par value, all of which 200 shares are, to our knowledge, the only shares issued and outstanding, and all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth on the Share
Ownership Schedule, to our knowledge, none of the Companies have any other capital stock, equity securities or securities containing any equity features or any Rights authorized, issued or outstanding.
     7. To our knowledge, none of the Shares has been issued in violation of, and none of the Shares is subject to, any Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, or any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of any of the Companies or Seller, or any voting trust agreement or Contract to which any of the Companies or Seller is subject, bound or a party or otherwise. To our knowledge, there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than the Agreement) (i) pursuant to which any of the Companies is or may become obligated to issue, sell, purchase, return or redeem any share of capital stock or other securities of such Company or (ii) that give any Person the right to receive from the Companies any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any of the Companies. There are no equity securities of any of the Companies reserved for issuance for any purpose. To our knowledge, the Companies do not have outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of any of the
Companies may vote.
          8. To our knowledge, the Companies do not directly or indirectly own, or hold the right or have the obligation to acquire, any capital stock, partnership interest or joint venture interest or other equity ownership interest in any other Person.
          9. Seller is the record and beneficial holder of the Daton Shares, the Key-ACA Shares, the NEDS Shares and the Pay USA Shares. To our knowledge, Seller has good and valid title to the Shares, free and clear of any Security Interest.
Upon   delivery  to  Buyer  at  the  Closing  of   certificates
representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon payment of the Initial Purchase Price Amount, good and valid title to the Shares will pass to Buyer, free and clear of any Security Interests.
          10. To our knowledge, no permit, consent, approval, license or order or, authorization of, or registration, declaration or filing with, any court or other Governmental Entity is required to be obtained or made in connection with
(a) the execution, delivery or performance of the Agreement by any of the Companies or Seller (b) the execution, delivery or performance of the Transition Support Services Agreement by Seller or (c) the consummation of the transactions contemplated by the Agreement, or the Transition Support Services Agreement.
          11. Except as set forth on the Litigation Schedule, to our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Companies or any
of   their   respective  properties,  assets,   operations   or
businesses at law or in equity, or before or by any court or other Governmental Entity or arbitration tribunal.
          12.  To our knowledge, the Companies have complied in
all   material   respects   with  applicable   laws,   statues,
ordinances, orders and regulations of any Governmental Entity.
          Each opinion set forth in Paragraph 5 as to the enforceability of any agreement is hereby qualified to provide that any enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance,
and   other   similar  federal  or  state   laws   of   general
applicability relating to or affecting creditors' rights and remedies generally; (ii) general principles of equity, whether considered in an action at law or in equity; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the effect of generally applicable rules of law that
(A) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (B) provide that forum selection clauses in contracts are not necessarily binding on the courts of the forum selected, (C) limit the availability of a remedy under certain circumstances where another remedy has been elected, (D) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights, (E) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross
negligence,   recklessness,  willful  misconduct  or   unlawful
conduct, (F) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (G) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs, or
(H) may permit a party who has failed to render or offer performance required by the contract to cure that failure unless (x) permitting a cure would unreasonably hinder the
aggrieved   party  from  making  substitute  arrangements   for
performance or (y) it was important in the circumstance to the aggrieved party that performance occur by the date started in the contract.
          We   are  admitted  to  practice  in  the  state   of
Connecticut, and we express no opinion as to matters governed by any laws other than General Corporation Law of the State of Delaware, Business Corporation Law of the State of New York and the Federal laws of the United States.
          This opinion is given solely for your benefit and may not be relied upon by anyone other than you without our written consent.
                                  Very truly yours,
                                  ROBINSON & COLE L.L.P.


                                  By:_____________________
                                     Richard A. Krantz, a partner


                                                         Exhibit F




               Zurich Payroll Operations Limited


                    Secretary's Certificate


          I,  Anthony  P.  Bamber, Secretary of Zurich  Payroll
Operations Limited, a Delaware corporation ("Buyer"), do hereby certify as follows:

          1.     No   amendment  to  Buyer's   certificate   of
incorporation has been approved by the Board of Directors or stockholders of Buyer or filed with the Delaware Secretary of State since December 12, 1997.

          2. No proceeding for the dissolution, merger, consolidation or liquidation of Buyer or for the sale of all or substantially all of its assets is pending or, to the best of my knowledge, threatened, and no such proceeding is contemplated by Buyer.

          3. Attached hereto as Exhibit A is a true, correct and complete copy of the by-laws of the Company as in effect at the date hereof and at all times since December 12, 1997.

          4. Attached hereto as Exhibit B are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company on December 17, 1997. Such
resolutions have not been amended or modified, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors or any committee of the Board of Directors relating to the purchase of all of the outstanding shares (the "Shares") of capital stock of Daton Pay USA, Inc., a California corporation, Key-ACA, Inc., a New York corporation, NEDS, Inc., a New York corporation and Pay USA of New Jersey, Inc., a New York corporation (collectively, the "Companies"),or any of the transactions contemplated by the Agreement referred to below.

          5. The Stock Purchase Agreement (the "Agreement"), dated as of the date hereof, among the Companies, Computer Outsourcing Services, Inc., a New York corporation and Buyer, as executed and delivered by Buyer, is in substantially the form approved by the Board of Directors in the resolutions referred to in paragraph 4 above.

          6. Each person who, as an officer of Buyer, signed the Agreement or any other document delivered in connection with the purchase of the Shares by Buyer and the closing related thereto was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer.
          In Witness Whereof, I have signed this certificate.

Dated:  December 19, 1997


____________________________________






          I, Anthony J. DePaul, Chief Executive Officer and President, do hereby certify that Anthony P. Bamber is on the date hereof and has been at all times since December 17, 1997 the duly elected or appointed, qualified and acting Secretary of Buyer, and the signature set forth above is the genuine signature of such officer.


____________________________________




                                                      Exhibit G


                    Allocation of Aggregate
                      Deemed Sales Price


                Purchase price allocation in accordance with generally accepted accounting principles requires assets and liabilities to be recorded at their fair market value with any excess recorded as goodwill. The allocation for tax purposes will be made so that cash, accounts receivable, fixed assets, accounts payable, and accrued expenses will be recorded at the same value as listed on the balance sheet submitted at the closing pursuant to the Latest Balance Sheet as defined in the Stock Purchase Agreement (the "Agreement"), dated as of December 19, 1997, among Zurich Payroll Operations Limited, Computer Outsourcing Services, Inc., Daton Pay USA, Inc., Pay USA of New Jersey, Inc., NEDS, Inc. and Key-ACA, Inc. Given the nature of the acquired assets and liabilities, it will be assumed that the general ledger balances are equal to the fair market value which is the basis for recording purchase price. For purposes of allocating the intangible assets, the parties agree that 10% of the Estimated Purchase Price Amount (as such term is defined in the Agreement) or $1,440,000 will be allocated to the covenant not to compete referenced in section 2.01(d) of the Agreement, 50% of the Estimated Purchase Price Amount or $7,200,000 will be allocated to the customer lists, and the difference between (i) the Estimated Purchase Price Amount and (ii) the sum of the amounts allocated to the covenant not to compete, the customer lists and tangible assets shall be allocated to goodwill.